As filed with the Securities and Exchange Commission on
                                                           Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                         MAGIC SOFTWARE ENTERPRISES LTD.
             (Exact name of registrant as specified in its charter)

            Israel                                          None
 (State or other jurisdiction of
  incorporation or organization)             (I.R.S. Employer IdentificationNo.)

                    5 HaPlada Street, Or-Yehuda, Israel 60218
               (Address of Principal Executive Offices) (Zip Code)

                   2000 EMPLOYEE STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plan)

                         Magic Software Enterprises Inc.
                    Attn: Oren Inbar, Chief Executive Officer
                               1642 Kaiser Avenue
                            Irvine, California 92714
                     (Name and address of agent for service)

                                 (949) 250-1718
          (Telephone number, including area code, of agent for service)

                                   Copies to:

   Steven J. Glusband, Esq.                              Amit Birk Adv.
  Carter, Ledyard & Milburn                     Magic Software Enterprises Ltd.
        2 Wall Street                                   5 Haplada Street
   New York, New York 10005                         Or-Yehuda 60218, Israel
        (212) 732-3200                                   972-3-538-9322

                         CALCULATION OF REGISTRATION FEE


=========================== ================== ==================== ==================== ================
                                                                     Proposed maximum
Title of securities to be     Amount to be      Proposed maximum    aggregate offering      Amount of
        registered             registered      offering price per          price          registration
                                                      share                                    fee
=========================== ================== ==================== ==================== ================
--------------------------- ------------------ -------------------- -------------------- ----------------

Ordinary Shares, par
value NIS 0.1 per share.... 1,000,000 shares
                                                    $5.99 (1)        $5,990,000             $758.93 (2)

--------------------------- ------------------ -------------------- -------------------- ----------------
--------------------------- ------------------ -------------------- -------------------- ----------------

Total.................

                            1,000,000 shares        $5.99 (1)        $5,990,000             $758.93 (2)

--------------------------- ------------------ -------------------- -------------------- ----------------

(1) Calculated pursuant to Rule 457(h) and (c) on the basis of the average of the high and low prices ($6.11 and $5.87) of an ordinary share as quoted on the Nasdaq National Market System on March 5, 2004.

(2) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: proposed maximum aggregate offering price multiplied by .0001267.





This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

                                EXPLANATORY NOTE



               The purpose of this Registration Statements is to register additional Ordinary Shares for issuance under the Registrant's 2000 Employee Stock Option Plan, as amended and restated. In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-104377) filed with the Securities and Exchange Commission (the "Commission") on March 8, 2001, are incorporated herein by reference and the information required by
        Part II is omitted, except as supplemented by the information set forth below.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Or Yehuda, Israel on March 8, 2004.


                                        MAGIC SOFTWARE ENTERPRISES LTD.



                                        By: /s/ Menachem Hasfari
                                           -----------------------------------
                                           Menachem Hasfari
                                           Chief Executive Officer



                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Menachem Hasfari and David Assia, and each of them severally, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of Magic Software Enterprises Ltd., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 8, 2004, by the following persons in the capacities indicated.

  Signature                              Title
  ---------                              -----

  /s/David Assia                         Chairman of the Board of Directors and
  --------------------------------       Director
  David Assia

  /s/ Menachem Hasfari                   Chief Executive Officer
  --------------------------------
  Menachem Hasfari

  /s/Guy Bertsein                        Acting Chief Financial Officer
  --------------------------------
  Guy Bertsein

  /s/ Dan Goldstein                      Director
  --------------------------------
  Dan Goldstein

  /s/Jacob Tanenbaum                     Director
  --------------------------------
  Jacob Tanenbaum

  /s/Gad Goldstein                       Director
  --------------------------------
  Gad Goldstein

  /s/ Naamit Salomon                     Director
----------------------------------
  Naamit Salomon

  /s/Yigal Berman                        Outside Director
  --------------------------------
  Yigal Berman

  /s/ Shlomit Golan                      Outside director
  --------------------------------
  Shlomit Golan

  Magic Software Enterprises Inc.        Authorized Representative in the
  /s/ Oren Inbar                         United States
  --------------------------------
  Oren Inbar

                                  EXHIBIT INDEX



Exhibit No.

   5        Opinion of Amit Birk, Adv.

  23.1      Consent of Amit Birk, Adv. (included in Exhibit (5))

  23.2      Consent of Kost, Forer, Gabbay & Kasierer

  23.3      Consent of BDO Shlomo Ziv & Co

  23.4      Consent of Blick Rothenberg

  23.5      Consent of Levy Cohen & Co.

  23.6      Consent of Grant Thornton International

  24        Power of Attorney (see page 4 above)